UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 15, 2008

ICC Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25417	11-3571993
(State or other jurisdiction of (Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3334 E. Coast Hwy #424, Corona Del Mar, CA		92625
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (949) 200-7569

N/A
(Former Name and Address if Changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation

On December 15, 2008, The Stealth Fund, LLLP (“Stealth Fund”) committed to loan the Company up to $300,000 and the Company executed and delivered to the Stealth Fund a promissory note (the “Note”) to evidence all loans to be made pursuant to such commitment.

On December 12, 2008, the Company received an advance of $115,000 from the Stealth Fund pending the finalization of documentation for the loan which occurred on December 19, 2008.   All of the advance will be used for working capital purposes to support the Company’s continued focus on wholesale telecommunications sales and services at ICC Italy, S.r.l, which is a wholly owned subsidiary of the Company.

The Note matures on January 1, 2012, is unsecured, and provides that outstanding principal balance of such Note bears interest at 10% per year.  The first six months of interest shall be added to the principal of the Note. Monthly payments of interest on the outstanding principal of the Note shall be made commencing July 1, 2009.  The Company has the right to prepay the Note at any time without penalty.  The Note is convertible into shares of the Company’s common stock at a conversion rate of $.0015 per share, which rate is subject to adjustment fin the event of subdivisions or combinations of the Company’s common Stock. The Note contains a provision (which may be waived upon 61 days prior written notice) that the outstanding principal amount of the Notes may not be converted into shares to the extent that such conversion would result in the payee having beneficial ownership of the Company’s Common Stock of more than 4.99% (such beneficial ownership and percentage of beneficial ownership being determined in accordance with SEC Rule 13d-3).  An event of default would occur under the Note if the Company fails to make any payment required by the Note when due, the Company shall default in the performance of any other agreement or covenant contained in the Note and such default shall continue uncured for twenty (20) days after notice thereof to the Company given by the holder or the Company becomes insolvent or bankrupt. After the occurrence of an event of default, the outstanding principal balance and all past due interest will bear interest at the rate of 18% until paid.

As further consideration to make the loan to the Company, the Company issued to the Stealth Fund a warrant to purchase 4,500,000 shares of the Company’s common stock (the “Warrant”) at any time before January 1, 2014 at a price per share of $.0015, which exercise price is subject to adjustments upon the occurrence of certain events, including stock splits, stock dividends, subdivisons and combinations of the Company’s Common Stock.

The Note is attached hereto as Exhibit 4.1.

The Warrant is attached hereto as Exhibit 4.2.

Item 9.01.  Exhibits

4.1   $300,000 Convertible Note payable to the order of the Stealth Fund dated December 15, 2008.

4.2     Warrant to the Stealth Fund dated December 15, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Scott K Anderson, Jr.
Scott K Anderson, Jr.
Corporate Secretary

Date: December 19, 2008